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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


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       Date of Report (Date of earliest event reported): January 26, 2004

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

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       Indiana                           000-21642               35-1617970
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
   of incorporation)                                      Identification Number)


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                           7337 West Washington Street
                              Indianapolis, Indiana
                                      46231
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

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
ITEM 5. OTHER EVENTS

     Attached hereto, and incorporated  herein by reference in its entirety,  as
Exhibit 99.1 is a copy of a press release announcing that ATA Holdings Corp. Expects to Complete Exchange Offers for 10 1/2 Percent Notes Due 2004 and 9 5/8 Percent Notes Due 2005 on January 30, 2004 and Extends Exchange Offers.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

    99.1 Press Release dated January 26, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ATA Holdings Corp.

Date: January 27, 2004                 By: /s/ David M. Wing
                                               -------------

                                       Name: David M. Wing
                                       Title: Executive Vice President & CFO

                                  EXHIBIT INDEX

Exhibit No.                Description of the Exhibit

99.1                       Press Release dated January 26, 2004

     ATA Holdings Corp. Announces It Expects to Complete Exchange Offers for
         10 1/2 Percent Notes Due 2004 and 9 5/8 Percent Notes Due 2005 on
                  January 30, 2004 and Extends Exchange Offers


INDIANAPOLIS,  January 26, 2004 - ATA Holdings Corp.  (the  "Company")  (NASDAQ:
ATAH), the parent company of ATA Airlines, Inc. ("ATA"), today announced the extension of its offers to exchange (the "Exchange Offers"):

o    newly  issued   Senior   Notes  due  2009  (the  "2009   Notes")  and  cash
     consideration for any and all of the $175 million outstanding principal amount of its 10 1/2 percent Senior Notes due 2004 (the "2004 Notes"); and

o newly issued Senior Notes due 2010 (together with the 2009 Notes, the "New Notes") and cash consideration for any and all of the $125 million outstanding principal amount of its 9 5/8 percent Senior Notes due 2005 (the "2005 Notes" and, together with the 2004 Notes, the "Existing Notes").

As part of the Exchange Offers, the Company is also seeking solicitations of consents to amend the indentures under which the Existing Notes were issued. The Company has extended the expiration date of the Exchange Offers until 5 p.m., New York City Time, on January 29, 2004, unless further extended by the Company.

The Company expects to satisfy all conditions to the Exchange Offers and complete the Exchange Offers on January 30, 2004.

Completion of the Exchange Offers is subject to a number of conditions. Among these conditions is the condition (the "Minimum Tender Condition") that the Company receive valid tenders representing at least $255 million, or 85.0 percent, in aggregate principal amount of Existing Notes (without regard to series). As of January 26, 2004, $152,810,000 in aggregate principal amount of 2004 Notes and $104,995,000 in aggregate principal amount of 2005 Notes have been tendered in the Exchange Offers, for a total of $257,805,000, or 85.9 percent, in aggregate principal amount of Existing Notes tendered. A portion of the Existing Notes were tendered by holders of Existing Notes who entered into an agreement (the "Lock-Up Agreement") with the Company obligating them to tender their Existing Notes. The Lock-Up Agreement is subject to a number of conditions and other terms that, if triggered, would result in these holders having the right to withdraw their tenders. The Company expects that all of these conditions and other terms will be satisfied in accordance with the Lock-Up Agreement and that these holders therefore will not have withdrawal rights. Accordingly, the Minimum Tender Condition is expected to be satisfied.

The Exchange Offers are also subject to the condition that definitive amendments to several of ATA's aircraft operating leases be completed. The Company believes that these definitive amendments are complete and only need to be executed. The Company expects to execute these definitive amendments on or before the date the Exchange Offers are completed, thereby satisfying this condition.

The Exchange Offers are also conditioned on receiving the consent of the Air Transportation Stabilization Board (the "ATSB"). The Company believes it has reached an agreement in principle with the ATSB pursuant to which the ATSB will provide its consent to the Exchange Offers. The Company has been working with the ATSB and expects to receive their written consent as required by Exchange Offers. Accordingly, the Company expects that it will not extend the expiration date of the Exchange Offers again and that it will complete the exchanges (including the cash payments) and consummate the other transactions contemplated by the Exchange Offers on Friday, January 30, 2004.

The Company can provide no assurance, however, that it will receive the consent of the ATSB or that the Exchange Offers will be completed on January 30 or at all. The Company will provide an update on the status of this consent and the Exchange Offers by means of a press release when the Company is able to do so. In the interim, holders of Existing Notes who have not tendered their Existing Notes in the Exchange Offers may still do so until 5 p.m., New York City Time, on January 29, 2004.

The Exchange Offers are being made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The New Notes offered in the Exchange Offers have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This announcement is not an offer to exchange, a solicitation of an offer to exchange or a solicitation of tenders with respect to any 2004 Notes or 2005 Notes, nor is this an offer to sell or the solicitation of an offer to buy any New Notes in any state in which such offer, solicitation or sale would be unlawful. ###